Exhibit 99.1

COLUMBIA BANKING SYSTEM ANNOUNCES

PRICING OF $208.8 MILLION PUBLIC OFFERING OF COMMON STOCK

TACOMA, Washington, April 29, 2010 — Columbia Banking System, Inc. (NASDAQ: COLB) announced the pricing of an underwritten public offering of 9,600,000 shares of the Company’s common stock at a price to the public of $21.75 per share for gross proceeds of approximately $208.8 million. The net proceeds to the Company after deducting underwriting discounts and commissions and estimated offering expenses are expected to be approximately $199.2 million. Keefe, Bruyette & Woods, Inc. is acting as lead book-running manager of the offering. D. A. Davidson & Co., RBC Capital Markets and Sandler O’Neill + Partners, L.P. are serving as co-managers. Columbia Banking System has granted the underwriters a 30-day option to purchase up to an additional 1,440,000 shares of the Company’s common stock to cover over-allotments, if any.

Columbia intends to use the net proceeds from this offering for general corporate purposes, more specifically to support opportunistic growth and the bank’s capital needs.

Columbia expects to close the transaction, subject to customary conditions, on or about May 5, 2010.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. The registration statement relating to the Company’s common stock and this offering has been filed with the Securities and Exchange Commission and is effective. The offering will be made only by means of a prospectus supplement and accompanying prospectus, copies of which may be obtained from Keefe, Bruyette & Woods, Inc., Equity Capital Markets, 787 Seventh Avenue, 4th Floor, New York, NY 10019, or by calling toll-free (800) 966-1559.

About Columbia

Headquartered in Tacoma, Washington, Columbia Banking System, Inc. is the holding company of Columbia State Bank, a Washington state-chartered full-service commercial bank which was awarded second place in the large employer category by Seattle Business Magazine’s “100 Best Companies to Work For 2009” and was designated one of Puget Sound Business Journal’s “Washington’s Best Workplaces 2009.”

With the January 2010 FDIC-assisted acquisitions of Columbia River Bank and American Marine Bank, Columbia Banking System has 85 banking offices, including 60 branches in Washington State and 25 branches in Oregon. Columbia State Bank does business under the Bank of Astoria name at the Bank of Astoria’s former branches located in Astoria, Warrenton, Seaside, Cannon Beach, Manzanita and Tillamook. More information about Columbia can be found on its website at www.columbiabank.com.

Note Regarding Forward-Looking Statements

This news release includes forward-looking statements. These forward-looking statements describe management’s expectations regarding future events and developments such as our offering of common stock and the use of any proceeds from that offering. The words “will,” “believe,” “expect,” “intend,” “should,” and “anticipate” and words of similar construction are intended in part to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are necessarily subject to risks and uncertainties that may cause actual results to differ materially and adversely. In addition to discussions about risks and uncertainties set forth from time to time in Columbia’s filings with the Securities and Exchange Commission, available at the SEC’s website at www.sec.gov and the Company’s website at www.columbiabank.com, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual reports on Form 10-K and quarterly reports on Form 10-Q, factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following: (1) local, national and international economic conditions may be less favorable than expected or have a more direct and pronounced effect on Columbia than expected and adversely affect Columbia’s ability to continue its internal growth at historical rates and maintain the quality of its earning assets; (2) changes in interest rates may reduce interest margins more than expected and negatively affect funding sources; (3) projected business increases following strategic expansion or opening or acquiring new branches may be lower than expected; (4) costs or difficulties related to the integration of acquisitions may be greater than expected; (5) competitive pressure among financial institutions may increase significantly; and (6) legislation or regulatory requirements or changes may adversely affect the businesses in which Columbia is engaged. We believe the expectations reflected in our forward-looking statements are reasonable, based on information available to us on the date hereof. However, given the described uncertainties and risks, we cannot guarantee our future performance or results of operations and you should not place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The factors noted above and the risks and uncertainties described in our SEC filings should be considered when reading any forward-looking statements in this release.

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